UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JPMORGAN CHASE CAPITAL XXIV
(Exact name of registrant as specified in its charter)
Delaware	20-6581749
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o JPMorgan Chase & Co. 270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
JPMorgan Chase Capital XXIV 6.875% Capital Securities, Series X (and the Guarantee by JPMorgan Chase & Co. with respect thereto)	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box X.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-126750 and 333-126750-01

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The 6.875% Capital Securities, Series X (the "Capital Securities"), of JPMorgan Chase Capital XXIV, a statutory trust created under the laws of Delaware ("Capital XXIV"), registered hereby, represent beneficial ownership interests in the assets of Capital XXIV and are guaranteed by JPMorgan Chase & Co., a Delaware corporation ("JPMorgan Chase"), to the extent set forth in the Guarantee between JPMorgan Chase and The Bank of New York, as Guarantee Trustee (the "Guarantee"), a form of which is incorporated herein by reference to Exhibit 4.22 to the Registration Statement on Form S-3 (the "Registration Statement") of JPMorgan Chase and Capital XXIV (File Nos. 333-126750 and 333-126750-01), filed with the Securities and Exchange Commission. The particular terms of the Capital Securities and the Guarantee are described in the prospectus, dated September 1, 2005, as supplemented by the prospectus supplement, dated July 25, 2007 (the "Prospectus"). Such Prospectus, as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b), is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

1.	Prospectus pertaining to the offer and sale of the Capital Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.
2.	Certificate of Trust of Capital XXIV (incorporated by reference to Exhibit 4.11 to the Registration Statement).
3.

Trust Agreement of JPMorgan Chase Capital XXIV among JPMorgan Chase, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.19 to the Registration Statement).

4.

Form of Amended and Restated Trust Agreement among JPMorgan Chase, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.20 to the Registration Statement).

5.	Form of Capital Security (incorporated by reference to Exhibit 4.21 to the Registration Statement).
6.	Form of Guarantee Agreement between JPMorgan Chase, as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.22 to the Registration Statement).
7.

Junior Subordinated Indenture, dated as of December 1, 1996, between JPMorgan Chase and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.8(a) to the Annual Report on Form 10-K (File No. 1-5805) of JPMorgan Chase & Co. for the year ended December 31, 2004).

8.

Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York, to Junior Subordinated Indenture dated as of September 23, 2004 (incorporated by reference to Exhibit 4.2 to the Registration Statement).

9.

Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York, to Junior Subordinated Indenture dated as of May 19, 2005 (incorporated by reference to Exhibit 4.3 to the Registration Statement).

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, JPMorgan Chase Capital XXIV and JPMorgan Chase & Co. have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 1, 2007

JPMORGAN CHASE CAPITAL XXIV
By:	JPMorgan Chase & Co., as Depositor
By:	/s/ Mark I. Kleinman
Name: Mark I. Kleinman Title: Senior Vice President and Treasurer
JPMORGAN CHASE & CO.
By:	/s/ Anthony J. Horan
Name: Anthony J. Horan Title: Corporate Secretary